UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 21, 2016 (June 16, 2016)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Comstock Holding Companies, Inc. (the “Corporation”) held its 2016 Annual Meeting of Stockholders on June 16, 2016 (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to, and approved by, the Corporation’s stockholders. The proposals are described in more detail in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016. Each holder of our Class B common stock was entitled to fifteen votes per share of Class B common stock and each holder of our Class A common stock was entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The final voting results are set forth below.

Proposal 1

The Corporation’s stockholders elected the following three directors to serve for a three-year term ending at the 2019 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified or until their earlier resignation or removal. The voting results are set forth below:

	Votes For		Votes Withheld	Broker Non-vote
	Class A	Class B
Christopher Clemente	603,674	195,250	364,893	1,228,042
A. Clayton Perfall	615,024	195,250	353,543	1,228,042
Joseph M. Squeri	603,438	195,250	365,129	1,228,042

Proposal 2

The Corporation’s stockholders ratified the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results are set forth below:

Votes For		Votes Against	Votes Withheld	Broker Non-vote
Class A	Class B
2,161,791	195,250	33,551	1,267	0

Proposal 3

The Corporation’s stockholders approved on an advisory, non-binding basis, the compensation of the Corporation’s named executive officers for 2015. The proposal received the following votes:

Votes For		Votes Against	Votes Withheld	Broker Non-vote
Class A	Class B
473,300	195,250	491,983	3,284	1,228,042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer